Exhibit 10.28

Global Partners LP

2018 Long-Term Cash Incentive Plan
Award Agreement (with Non-Competition Agreement)

Grantee:  [GRANTEE] (the “Grantee” or “you”)

Grant Date:  [DATE] (the “Grant Date”)

1.Grant of Cash Incentive Award.  Global GP LLC (together with any successor or assign, the “Company”), acting in its capacity as the general partner of Global Partners LP (the “Partnership”), hereby grants to you a cash incentive award under the Global Partners LP 2018 Long-Term Cash Incentive Plan (the “Plan”) of [_______________] and 00/100 ($___________________) (the “Award”), such grant to be on the terms and conditions set forth herein and in the Plan, which is incorporated herein by reference as a part of this award agreement dated as of the Grant Date set forth above (“Agreement”).
2.Vesting/Forfeitures.  Except as otherwise provided in this Agreement or the Plan, the Award will vest in accordance with the vesting schedule set forth in the following table, so long as you continue to provide services to the Company or its Affiliates (as defined herein) continuously from the Grant Date through each vesting date set forth below (each, a “Vesting Date”):

Vesting Date	Vested Percentage

Except as otherwise provided in this Agreement or the Plan, on the date you cease providing services to the Company or its Affiliates, any unvested portion of the Award shall automatically terminate and cease to be outstanding.

3.Events Occurring Prior to Vesting.  Notwithstanding Paragraph 2 to the contrary,
(a)Death or Disability.  If you cease providing services to the Company or its Affiliates as a result of your death or a “disability,” as defined in Section 409A(a)(2)(C) of the Code, the Compensation Committee, in its sole discretion, shall determine whether the Award or any unvested portion thereof shall (i) become immediately vested, (ii) be forfeited, or (iii) remain outstanding and continue to vest on each remaining Vesting Date in accordance with the vesting schedule set forth in Paragraph 2 as if you continued to provide services to the Company and its Affiliates through the last Vesting Date.

(b)Resignation and Other Terminations of Service.  If you voluntarily resign from providing services to the Company or its Affiliates or if your services are terminated by the Company or its Affiliates, the Compensation Committee, in its sole discretion, shall determine whether the Award or any unvested portion thereof shall (i) become immediately vested, (ii) be forfeited, or (iii) remain outstanding and continue to vest on each remaining Vesting Date in accordance with the vesting schedule set forth in Paragraph 2 as if you continued to provide services to the Company and its Affiliates through the last Vesting Date.
(c)Change of Control.  Any unvested portion of the Award held by you automatically shall become fully vested upon the occurrence of a Change of Control.
4.Payments.  As soon as admi6nistratively practicable after a Vesting Date, or, if vesting occurs upon a Change of Control as provided in Section 5(e) of the Plan, as soon as administratively practicable on or following such Change of Control, but in all events not later than 2½ months following the vesting of the Award, you shall be paid the portion of the Award that vested on such date.
5.Limitations Upon Transfer.  All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.
6.Taxes and Withholding.  The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to you (including, if applicable, the Garden Leave Payment described under the ____ Confidentiality, Non-Competition, and Non-Solicitation Agreement that is attached hereto as Exhibit A (the “Non-Competition Agreement”)), the amount of any applicable taxes payable in respect of an Award, any compensation or other amount owing to you, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.
7.Restrictive Covenants.  As a condition of your receipt of this Award, you agree to execute, and abide by the terms of, the Non-Competition Agreement. You acknowledge and agree that the restrictions set forth in the Non-Competition Agreement are reasonable in all respects and no greater than necessary to protect the| Company’s and the Partnership’s and their Affiliates’ legitimate business interests, including the protection of their confidential information, trade secrets and goodwill.  You also acknowledge that in receiving this Award, you are receiving new consideration above and beyond any consideration to which you were entitled but for your entry into the Non-Competition Agreement, and if you fail to execute the Non-Competition Agreement and deliver it to the Company such that the Company receives it within fifteen (15) business days of Grantee’s initial receipt of the Non-Competition Agreement, you shall forfeit the Award granted hereunder.
8.Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under you. Grantee shall not assign, pledge or encumber any interest in this Agreement or any part thereof without the express written consent of the Company, this Agreement being personal to Grantee. The Company may assign this Agreement to, and shall bind, a successor to its business without the requirement of a consent by Grantee.  If the Company shall merge or consolidate with or into, or transfer substantially all of its assets to, another corporation or other form of business organization, then this Agreement shall bind the successor of the Company resulting from such merger, consolidation or transfer.
9.Entire Agreement.  The Plan and this Agreement (including the Non-Competition Agreement) constitute the entire agreement of the parties with regard to the Award granted hereby, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby.  This Agreement is in addition to and does not supersede or replace any existing obligation you may have to the Company, the Partnership, or any of their Affiliates relating to confidentiality, non-disclosure, non-competition, or non-solicitation (whether such obligation arises by contract, statute or common law), except as otherwise expressly set forth in Section 7.
10.Modifications.  Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.
11.Counsel.  Grantee has the right to consult with counsel prior to signing this Agreement and agreeing to the Restrictive Covenants set forth herein, and Grantee expressly acknowledges and agrees that Grantee has had sufficient opportunity to do so prior to Grantee’s entry into this Agreement. Notwithstanding anything herein to the contrary, Grantee acknowledges and agrees that the grant of the Award hereunder is expressly conditioned upon Grantee executing this Agreement and returning it to the Company such that the Company receives it within fifteen (15) business days of Grantee’s initial receipt of this Agreement.
12.At-Will Employment.  Nothing in this Agreement will alter the at-will nature of Grantee’s employment or entitle Grantee to continued employment with the Company or any of its Affiliates for any period of time, as either Grantee or the Company may terminate Grantee’s employment at any time.
13.Conflicts and Governing Law.  In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control; provided, however, any dispute arising out of or relating to the Non-Competition Agreement shall be subject to the dispute resolution provisions set forth in the Non-Competition Agreement. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise. This grant (other than the Non-Competition Agreement) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.
14.Counterparts and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement. The provision of photographic or facsimile copies, or electronic signature, confirmation or acknowledgement of or by a party, shall constitute an effective original signature of a party for all purposes under this Agreement, and may be used with the same effect as manually signed originals of this Agreement for any purpose.
15.Section 409A.  Notwithstanding anything herein or in the Plan to the contrary, the Award granted pursuant to this Agreement is intended to qualify for an exemption under Section 409A and shall be limited, construed and interpreted in accordance with such intent. Each payment under this Agreement is considered a separate payment for purposes of Section 409A.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Grantee each have caused this Agreement to be executed and effective as of the Grant Date.

GLOBAL GP LLC

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

GRANTEE

_____________________________________

Name:

Title:

[Signature Page to Long-Term Cash Incentive Award Agreement (with [Year] Non-Compete Agreement) – [Date]]

EXHIBIT A

CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT

This [Year] Confidentiality, Non-Solicitation and Non-Competition Agreement (this “Agreement”) is executed and agreed to on ___________, ____ by and between _________________ (“Employee”), an individual, and Global GP LLC, together with any successor or assign (the “Company”).  Employee’s obligations under this Agreement survive the termination of Employee’s employment with the Company or any Affiliate regardless of the reason for such termination.  As a condition of the Company’s entry into the Grant of Phantom Unit agreement (the “Grant Agreement”) to which this Agreement is attached, and as a condition of Employee’s receipt of any benefit set forth in the Grant Agreement, Employee knowingly and voluntarily enters into this Agreement.

1.Receipt of and Access to Confidential Information; Non-Disclosure.
(a)In connection with Employee’s service to the Company and its Affiliates, the Company and/or its Affiliates have provided and will continue to provide Employee access to, and/or allow Employee the opportunity to develop, confidential information of or relating to the Company and its Affiliates, including certain information pertaining to the Company and its Affiliates’ past, current, and future: business plans, corporate opportunities, operations, acquisition, merger or sale opportunities and strategies; production, product development, product names and marks; marketing, costs, pricing, financial performance, business plans, and strategic plans; financial statements and all information relating to financial activities, assets, and liabilities; operation or production procedures or results; trade secrets; partners, partnership or other business arrangements or agreements with third parties; customers including their identities, contact persons, sales volumes, credit history, preferences, requirements, history, and contracts; and technical information, including equipment, drawings, blueprints, services and processes, along with any other information relating to the Company and its Affiliates’ business that is treated by the Company or Global Partners LP (the “Partnership”) as confidential (all of the foregoing collectively, “Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not include information that (i) is already properly in the public domain or enters the public domain, other than as a result of any direct or indirect disclosure by Employee or Persons acting on Employee’s behalf, or (ii) is intentionally made available by the Company or its Affiliates to third parties without any expectation of confidentiality. Employee acknowledges and agrees that even if Employee creates or adds to any Confidential Information, Employee is being compensated to do so under Employee’s service with the Company and its Affiliates and any such information is and will remain the property of the Company and its Affiliates, including the Partnership.
(b)Employee acknowledges that the business of the Company and its Affiliates is highly competitive and that the Confidential Information is valuable, special, and unique assets of the Company and its Affiliates, including the Partnership, which they use in their business to obtain a competitive advantage over their competitors which do not know or use this information. Grantee further acknowledges that protection of the Confidential Information against unauthorized disclosure and use is of critical importance to the Company and its Affiliates in maintaining their competitive position. Accordingly, Employee hereby agrees that Employee will not, at any time during or after Employee’s service to the Company or any of its Affiliates, make any unauthorized disclosure of any Confidential Information or make any use thereof, except for the benefit of, and on behalf of, the Company and its Affiliates, and only to the extent necessary to carry out Employee’s duties on behalf of the Company or any of its Affiliates.

(c)Employee acknowledges that, as a result of Employee’s service with the Company and its Affiliates, Employee has had and will continue to have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, clients, vendors, suppliers, partners, joint venturers, and the like, of the Company and its Affiliates. Employee agrees to preserve and protect the confidentiality of such third-party confidential information and trade secrets to the same extent, and on the same basis, as the Confidential Information.
(d)Notwithstanding the foregoing, nothing herein (or in any other agreement between Employee and the Company or any of its Affiliates) shall prevent Employee from lawfully, and without obtaining prior authorization from the Company or any of its Affiliates: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by the U.S. Securities and Exchange Commission (the “SEC”) or any other governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to an employee individually from any Governmental Authority; (iii) testifying, participating or otherwise assisting in an action or proceeding by any Governmental Authorities relating to a possible violation of law, including providing documents or other confidential information to Governmental Authorities; (iv) otherwise making any disclosure that is protected under the whistleblower provisions of applicable law; or (v) receiving an award for information provided to the SEC or any other Governmental Authority. This Agreement shall not be construed or applied to require Employee to obtain prior authorization from the Company or any of its Affiliates before engaging in any of the foregoing conduct referenced in this Section 1(d), or to notify the Company or any of its Affiliates of having engaged in any such conduct.  Further, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is: (x) made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (2) solely for the purpose of reporting or investigating a suspected violation of law; (y) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Further, in the event Employee files a lawsuit for retaliation by the Company or any of its Affiliates for Employee’s reporting of a suspected violation of law, Employee may (i) disclose a trade secret to Employee’s attorney and (ii) use the trade secret information in the court proceeding related to such lawsuit, in each case, if Employee (x) files any document containing such trade secret under seal; and (y) does not otherwise disclose such trade secret, except pursuant to court order.

(e)Upon the termination of Employee’s employment by the Company (and, as applicable, any of its Affiliates), Employee promises to (i) promptly return to the Company all property belonging to the Company or any of its Affiliates (including all phones, computers, tablets, electronic storage devices other electronic devices, except as otherwise approved by the Company), (ii) promptly return to the Company all documents and materials (including all hard-copy files and electronically stored information) in Employee’s possession, custody or control that constitutes, contains or reflects Confidential Information and (iii) delete and destroy any electronically stored information in Employee’s possession, custody or control that constitutes, contains or reflects Confidential Information located on any phone, computer, tablet or electronic storage device in Employee’s possession which is not the property of the Company or any of its Affiliates.
2.Non-Competition and Other Restrictive Covenants.
(a)During the remaining term that Employee is employed by the Company or any of its Affiliates, and continuing through the date that is one (1) year after the date that Employee is no longer employed by the Company or any of its Affiliates (the “Restricted Period”), Employee shall be prohibited from directly or indirectly: (i) acquiring or managing any business engaged in (or actively considering engagement in) the following businesses within the Restricted Area (defined below): (A) wholesale or retail marketing, sale, distribution and transportation of refined petroleum products, crude oil, renewable fuels (including ethanol and biofuels), and natural gas liquids (including ethane, butane, propane and condensates); (B) the storage of refined petroleum products and/or any of the other products identified in clause (A) of this paragraph in connection with any of the activities described in said clause (A); (C) the retail sale of convenience store items and sundries and related food service, whether or not related to the retail sale of refined petroleum products including, without limitation, gasoline; (D) bunkering; and (E) any other business in which the Company or its Affiliates (x) becomes engaged during the period Employee is employed by the Company or any of its Affiliates, or (y) is preparing to become engaged as of the time that Employee’s employment with the Company or any of its Affiliates ends and, with respect to parts (x) and (y) of this clause (E), Employee has participated in or obtained Confidential Information about such business or anticipated business (such business activities referenced in parts (A) through (E) are referred to as the “Restricted Business”); or (ii) within the Restricted Area, working (as an employee, consultant, advisor, director or otherwise) for or on behalf of a Restricted Business in any capacity, regardless of the nature of the commodities, in which Employee provides any of the types of services provided by Employee within the last two years of Employee’s employment with the Company or any of its Affiliates.
(b)Notwithstanding the foregoing, the prohibitions set forth in Section 2(a) shall not apply following the date that Employee is no longer employed by the Company or any of its Affiliates if Employee’s termination of employment results from a termination by the Company (or its Affiliate, if applicable) without Cause or due to a Company layoff.  As used herein, “Cause” has the meaning given to it in Employee’s employment agreement with the Company or its Affiliate, or in the absence of such an agreement, Cause shall be defined to mean (i) Employee’s continual disregard of or failure to follow any written rules or policies of the Company or any of its Affiliates, (ii) Employee’s repeated failure or refusal to perform Employee’s duties to, or on behalf of, the Company or any of its Affiliates, (iii) Employee’s embezzlement, misappropriation of assets or property (tangible or intangible) of the Company or any of its Affiliates, (iv) Employee’s gross negligence, misconduct, neglect of duties, theft, fraud, or breach of fiduciary duty to the Company or any of its Affiliates, (v)  Employee’s unauthorized disclosure of any trade secret or confidential information of the Company or any of its Affiliates or any other act of disloyalty to the Company or any of its Affiliates, (vi) the commission of an act which causes economic harm to the Company or any of its Affiliates, (vii) an act by Employee which creates adverse publicity for the Company or any of its Affiliates, (viii) Employee’s conviction of a felony, including a plea of guilty or no contest, or (ix) Employee’s breach of this Agreement.
(c)During the Restricted Period, Employee shall not, without written consent of the Company, on Employee’s own behalf or on behalf of any other person, partnership, entity, association, or corporation, directly or indirectly, solicit or hire, or seek to solicit or hire any employee of the Company or any of its Affiliates to leave the employment of the Company or its Affiliates.
(d)During the Restricted Period, Employee shall not, on Employee’s own behalf or on behalf of any other person, partnership, entity, association, or corporation, directly or indirectly: (i) solicit any customer, client or vendor of the Company or its Affiliates to terminate,  abandon, reduce, or adversely change its business relationship with the Company or its Affiliates, or (ii) other than for the benefit of the Company or any of its Affiliates, transact business with respect to the Restricted Business with any customer, client or vendor of the Company or its Affiliates. During the post-employment period of the Restricted Period, this Section 2(d) shall only restrict Employee’s activities with respect to (x) customers, clients and vendors of the Company and its Affiliates with whom or which Employee had direct or indirect contact or business dealings (including through the supervision of other employees) in the twenty-four (24) months preceding the termination of Employee’s employment with the Company or any of its Affiliates for any reason, or (y) customers, clients and vendors of the Company or its Affiliates about whom Employee learned Confidential Information in the twenty-four (24) months preceding the termination of Employee’s employment with the Company or any of its Affiliates for any reason.
(e)As used herein, the “Restricted Area” consists of any geographic area where the Company conducts business during the period of Employee’s employment with the Company or its Affiliates and for which, during any time within the last two years of Employee’s employment with the Company or its Affiliates, Employee provided material services or had a material presence or influence.
3.Reasonableness of Restrictions; Breach and Reformation.
(a)Employee understands and agrees that the restrictive covenants set forth in Sections 1 and 2 (the “Restrictive Covenants”) and related obligations upon Employee contained in this Agreement are material to the Company and its Affiliates, and that this Agreement (including the Award granted simultaneously herewith) would not be entered into without these promises and commitments from Employee. Employee acknowledges that the Restrictive Covenants and related obligations set forth herein shall survive the termination of Employee’s employment with the Company or any of its Affiliates. Employee acknowledges that Grantee has received sufficient consideration from the Company and its Affiliates under this Agreement to justify the Restrictive Covenants. Employee further acknowledges that the Restrictive Covenants and related obligations contained in this Agreement do not prevent Employee from earning a living with the skills and experience Employee currently possesses. Employee acknowledges that money damages would not be a sufficient remedy for any breach of the Restrictive Covenants or other obligations under this Agreement by Employee, and, as such, the Company and its Affiliates shall be entitled to enforce their rights under this Agreement by seeking injunctive relief in addition to all remedies available at law or in equity. Employee agrees that in the event of a breach, or a threatened breach, by Employee of any of the provisions of  Section 1 or 2 of this Agreement, the Company and its Affiliates shall be entitled as a matter of right to specific performance of the covenants in this Agreement, including entry of an ex parte temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this Agreement, or both, or other appropriate judicial remedy, writ or order, in any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee or others acting on Employee’s behalf, without any showing of irreparable harm and without any showing that the Company or its Affiliates do not have an adequate remedy at law, and that the Company and its Affiliates shall be entitled to seek all of its costs and expenses incurred in obtaining such relief including reasonable attorneys’ and client legal costs and disbursements.
(b)It is expressly understood and agreed that the Company and Employee consider the restrictions and obligations upon Grantee contained in this Agreement to constitute reasonable restraints as to time and activities involved, and to be necessary for the purposes of preserving and protecting the goodwill, Confidential Information, employee, customer, client and vendor relationships, and other legitimate business interests of the Company and its Affiliates. Nevertheless, if any covenant contained in this Agreement is found by a court of competent jurisdiction to contain limitations as to time or scope of activity that are not reasonable and impose a greater restraint than is necessary to protect the legitimate business interests of the Company and its Affiliates, then the court shall reform the covenant to the extent necessary to cause the limitations contained in the covenant as to time and scope of activity to be restrained to be reasonable and to impose a restraint that is not greater than necessary to protect the legitimate business interests of the Company and its Affiliates. Employee hereby expressly waives, and agrees not to assert, any challenge to any Restrictive Covenant in this Agreement premised upon insufficiency of consideration, over breadth or unreasonableness, or that any provisions of this Agreement are otherwise void, voidable, or unenforceable or should be voided or held unenforceable.
4.Payments During Post-Employment Restricted Period.  As further consideration for the covenants made by Employee in Section 2(a) of this Agreement, the Company agrees that, during the portion of the Restricted Period that follows the date that Employee is no longer employed by the Company or any of its Affiliates (so long as Employee’s employment does not terminate due to the Employee’s death or a termination of Employee’s employment by the Company or its Affiliate without Cause or due to a Company layoff), the Company will provide Employee with a total payment equal to fifty percent (50%) of Employee’s highest annualized base salary paid by the Company within the two years preceding the date Employee’s employment terminates (the “Garden Leave Payment”), which Garden Leave Payment will be divided into twelve (12) substantially equal installments, with the first installment being paid on the Company’s first monthly pay date that follows the date Employee’s employment terminates and the remaining eleven (11) installments being paid on the Company’s monthly pay dates that follow thereafter; provided, however, the Company shall have no obligation to provide any installments of the Garden Leave Payment in the event that the Executive breaches any of the terms of Section 2(a) above. The Garden Leave Payment is intended to comply with Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. If Employee is deemed to be a “specified employee” within the meaning of Section 409A of the Code, as determined by the Compensation Committee, at a time when the first installment of the Garden Leave Payment is due to Employee, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, the payment of all installments of the Garden Leave Payment shall be delayed until the earlier of: (a) the date that is six months following Employee’s separation from service and (b) the Participant’s death (as applicable, the “Delayed Payment Date”); provided that, any installments that would, but for this Section 3, have become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date and no interest shall be paid by the Company with respect to such delayed payments. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Garden Leave Payment complies with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A of the Code.
5.Long Term Cash Incentive Plan Award Agreement.  Employee acknowledges that Employee’s entry into, and compliance with the terms of, this Agreement is a condition of the Company’s grant of the [Date and Year] cash incentive award under the 2018 Global Partners LP Long-Term Cash Incentive Plan to which this Agreement is attached.  Employee acknowledges and agrees that, in entering into this Agreement, Employee is receiving new consideration to which Employee was not otherwise entitled but for Employee’s entry into this Agreement.
6.Miscellaneous.
(a)Modification.  Subject to the provisions of Section 3(b), both parties agree that neither has the authority to modify or amend this Agreement unless the modification or amendment is in writing and signed by both of them.
(b)Right to Consult Counsel.  Employee has the right to consult with counsel prior to signing this Agreement and entering into the non-competition restrictions set forth herein, and

Employee expressly acknowledges and agrees that Employee has had sufficient opportunity to do so prior to his entry into this Agreement.
(c)Severability.  If any term, provision, covenant or condition of this Agreement (or part thereof) is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, the validity and enforceability of the remainder of this Agreement shall not in any way be affected, impaired or invalidated.
(d)Survival.  Employee’s obligations under this Agreement shall survive the termination for whatever reason of Employee’s employment.
(e)Assignment.  Employee shall not assign, pledge or encumber any interest in this Agreement or any part thereof without the express written consent of the Company, this Agreement being personal to Employee.  The Company may assign this Agreement to, and shall bind, a successor to its business without the requirement of a consent by Employee.  If the Company shall merge or consolidate with or into, or transfer substantially all of its assets to, another corporation or other form of business organization, then this Agreement shall bind the successor of the Company resulting from such merger, consolidation or transfer.
(f)Third Party Beneficiaries.  Each Affiliate of the Company shall be a third party beneficiary of Employee’s obligations under the provisions of this Agreement and shall have the right to enforce this Agreement as if a party hereto.  As used herein the term “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  “Person” means any individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
7.Employee’s Representations.
(a)Employee represents and warrants to the Company that (i) Employee does not have any agreement with any prior employer or other third party that will prohibit Employee from working for the Company or fulfilling the Employee’s duties and obligations to the Company, and (ii) Employee has complied (and will in the future comply) with all non-competition, non-solicitation, confidentiality and other duties imposed on Employee with respect to Employee’s former employers and other third parties.
(b)Employee is a sophisticated individual, has had sufficient time (and at least 10 business days before this Agreement became effective) to carefully consider the terms of this Agreement including any future restraints that entering into this Agreement may cause, has had sufficient opportunity to consult an attorney, and enters into this Agreement knowingly and voluntarily with full understanding of this Agreement’s terms.  Employee expressly acknowledges and agrees that the restrictions set forth herein are compliant in all respects with the Massachusetts Noncompetition Agreement Act, M.G.L. c. 149, §24L.
8.Choice of Law; Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts.  Any dispute arising out of, or relating to this Agreement shall be subject to the exclusive jurisdiction of the state or federal courts, as applicable, in Suffolk County, Massachusetts.

9.At-Will Employment.  Nothing in this Agreement will alter the at-will nature of Employee’s employment, as either Employee or the Company may terminate Employee’s employment at any time.
10.Entire Agreement.  This Agreement represents the entire agreement between the parties regarding the subject matter herein.  Notwithstanding the foregoing, this Agreement is in addition to, and shall complement (and not supersede or replace) any other agreement between Employee and the Company that creates obligations for Employee with respect to confidentiality or non-disclosure.

[Signature page follows]

I HAVE READ THIS AGREEMENT CAREFULLY, AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION.  I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

COMPANY:EMPLOYEE:

By:       By:

Name:       Date:

Title:

Date:

[Signature Page to [Year] Confidentiality, Non-Solicitation and Non-Competition Agreement]